UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 3, 2006
CANARGO ENERGY CORPORATION

( Exact name of registrant as specified in its charter )

Delaware	001-32145	91-0881481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY13RR
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On March 3, 2006, we announced that our 100% owned subsidiary, CanArgo (Nazvrevi) Ltd (“CNL”), has signed a Memorandum of Understanding (“MOU”) which includes the terms of a take-or-pay natural gas supply contract with the Ministry of Energy of Georgia relating to gas sales from the Kumisi gas prospect near Tbilisi, Georgia, (“Kumisi”). The MOU will become effective subject to final regulatory approval.
This MOU provides the commercial basis for CNL to move forward with the appraisal of Kumisi and, based on this, CNL plans to spud a well on Kumisi between May and December of this year.
The MOU contains the terms of a take-or-pay gas supply contract with the Georgian State, secured against appropriate bank guarantees, in which CNL will supply gas from Kumisi based on a pricing formula under which gas is initially supplied at a Contract Price of US$55 per thousand cubic meters (US$1.56 per thousand cubic feet), increasing to US$80 per thousand cubic meters (US$2.28 per thousand cubic feet) by the tenth contract year, after which escalation will be based on European Union heavy fuel oil price changes.
The gas supply contract is for the entire field life. However, after the tenth year, CNL has the option of selling to third parties if the price obtained is 10% above the Contract Price at that time.
The Kumisi prospect is located approximately 15 km (9 miles) south of Tbilisi.
A copy of the MOU is filed herewith as Exhibit 10.1.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
On March 3, 2006, we announced that we had finalised a private placement with a limited group of investors arranged by Ingalls & Snyder LLC of New York City of a $13,000,000 issue of Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 (the “Notes”) and warrants to purchase an aggregate of 13,000,000 shares of our common stock, par value $0.10 per share (“Warrant Shares”) at an exercise price of $1.37 per share, subject to adjustment, and expiring on March 3, 2008 or sooner under certain circumstances (“Warrants”).
The proceeds of this financing, after the payment of all placing expenses and professional fees estimated at US$150,000, will be used to fund the development of the Kyzyloi Gas Field in the Republic of Kazakhstan and on the

commitment exploration programs in Kazakhstan through Tethys Petroleum Investments Limited (“Tethys”), the wholly owned subsidiary of CanArgo which holds CanArgo’s Kazakhstan assets.
We entered into a Note and Warrant Purchase Agreement dated as of March 3, 2006 (“Note Purchase Agreement”) with a limited group of private investors (the “Purchasers”) all of whom qualified as “accredited investors” under Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Note Purchase Agreement, we issued the Notes, one of which was issued to Ingalls & Snyder LLC as nominee for certain Purchasers, and the Warrants, one of which was also issued to Ingalls & Snyder LLC as nominee for certain Purchasers, in a transaction intended to qualify for an exemption from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. For purposes hereof each of the Purchasers for whom Ingalls & Snyder LLC acts as nominee is deemed a beneficial holder of the Note and Warrant issued in Ingalls & Snyder LLC’s name and such Purchasers may each be assigned their own Note and Warrant as provided in the Note Purchase Agreement.
The terms of the Note Purchase Agreement and related agreements include the following:
Interest. The unpaid principal balance under the Notes bears interest (computed on the basis of a 360-day year of twelve 30-day months) payable semiannually on June 30 and December 30 in cash at the rate of 3% per annum until December 31, 2006 and 10% per annum thereafter and (b) at the rate of 3% per annum above the applicable rate on any overdue payments of principal and interest.
Optional Prepayments. CanArgo may, at its option, upon at least not less than 60 days and not more than 120 days prior written notice, prepay at any time and from time to time after March 1, 2007, all or any part of the Notes, in a principal amount of not less than US$100,000 at the following Redemption Prices (expressed as percentages of the principal amount so prepaid): 105% after March 1, 2007; 104% after September 1, 2007; 103% after March 1, 2008; 102% after September 1, 2008; 101% after March 1, 2009, and 100% after September 1, 2009, together with all accrued and unpaid interest.
Mandatory Prepayment. CanArgo will not take any action to consummate a Change of Control (or Change of Control contemplated by a Control Event) unless it shall offer to prepay all, but not less than all, of the Notes, on not less than 15 business days prior written notice, in the event of an occurrence of a Change of Control or Control Event. Mandatory prepayment of the Notes shall be in an amount equal to 101% of the outstanding principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. “Change in Control” is defined to mean (a) if CanArgo shall at any time cease to be a publicly held company or cease to have its capital stock traded on an exchange or (b) a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of CanArgo’s common stock or, on a fully diluted basis, shall subsequent to March 3, 2006 be owned by any person which is not related to or affiliated with CanArgo, (ii) if CanArgo merges into or with, consolidates with or effects any plan of share exchange or other combination with any person which is not related to or affiliated with CanArgo, or (iii) if CanArgo disposes of all or substantially all of its assets other than in the ordinary course of business and “Control Event” is defined to mean (i) the execution by CanArgo or any material subsidiary of CanArgo which has guaranteed the indebtedness evidenced by the Notes (a “CanArgo Group Member”) of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.
Conversion. The Notes are convertible, in whole or in part, (A) into shares of CanArgo common stock (“CanArgo Conversion Stock”) at a conversion price per share of US$1.37 (the “CanArgo Conversion Price”), which is subject to adjustment: (a) if CanArgo issues any equity securities (other than pursuant to the granting of employee stock options pursuant to shareholder approved employee stock option plans or existing outstanding options, warrants and convertible securities, including, without limitation, the Company’s Senior Secured Notes due July 25, 2009) at a price per share of less than US$1.37 per share, as adjusted, determined net of all discounts, fees, costs and expenses incurred in connection with such issuance, in which case the CanArgo Conversion Price will be reset to such lower price and (B) for a period of one year from closing (or until 30 days after receipt of the consent of the Senior Secured Note holders is obtained if such conversion is prevented under the terms of the Senior Secured Notes) into shares of common stock of Tethys, with a nominal value of £0.10 per share (“Tethys Conversion Stock” and together with the CanArgo Conversion Stock, collectively, the “Conversion Stock”) at a conversion price per share based on a formula determined by dividing the sum of $52 million plus the amount of any unreimbursed amounts advanced by the Company to Tethys by 100,000 (“Tethys Conversion Price” and together with the CanArgo Conversion Price, collectively, the “Conversion Price”) in the Note holders’ Relevant Percentages (as defined in the Note Purchase Agreement). The Conversion Price shall also be adjusted in connection with any stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or any similar transaction, in which case the Conversion Price and number of shares of Conversion Stock will be appropriately adjusted to reflect any such event, such that the holders of the Notes will receive upon conversion the identical number of shares of common stock or other consideration or property to be received by the holders of the common stock as if the holders had converted the Notes immediately prior to any such event as such amount would then be adjusted by reason of such stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or other similar transaction; provided, however, in no event shall the number of shares of common stock issuable to the Purchasers upon conversion cause the Purchasers to collectively own in excess of 19.9% of the shares of CanArgo common stock outstanding as of March 3, 2006 absent shareholder approval in accordance with applicable stock exchange requirements. No fractional shares of common stock shall be issued upon any conversion; instead the Conversion Price shall be appropriately adjusted so that holders shall receive the nearest whole number of shares upon any conversion.
In connection with the execution and delivery of the Note Purchase Agreement, CanArgo entered into a Registration Rights Agreement with the Purchasers pursuant to which it agreed to register the CanArgo Conversion Stock and the Warrant Shares for resale under the Securities Act.
Security. Payment of all amounts due and payable under the Note Purchase Agreement, the Note and all related agreements (collectively, the “Loan Documents”) is secured by subordinated guarantees from each other CanArgo Group Member (the “Subordinated Subsidiary Guaranty”). If CanArgo forms or acquires a Material Subsidiary (as defined in the Note Purchase Agreement) it shall cause such Subsidiary to execute a Subordinated Subsidiary Guaranty (other than for certain excepted companies and legal entities) and thereby become a CanArgo Group Member subject to the provisions of the Note Purchase Agreement.
Subordination. Payments on the Notes and under the Subordinated Subsidiary Guaranty are subordinated and junior in right of payment to the prior payment or conversion in full of CanArgo’s Senior Indebtedness in the event of the bankruptcy, insolvency or other reorganization of CanArgo. Under the terms of the subordination, holders of the Notes agree for the benefit of the holders of the Senior Indebtedness to certain limitations on their right to accelerate or demand payment under the Notes or otherwise realize under the Subordinated Subsidiary Guaranty in the event of a default under the Senior Indebtedness. “Senior Indebtedness” is defined to mean (i) all indebtedness under the Senior Secured Notes or any related agreements; (ii) certain permitted indebtedness now existing or hereafter arising, and (iii) all renewals, refinancings, extensions, modifications and replacements of any of the foregoing.

Covenants. Under the terms of the Note Purchase Agreement CanArgo is subject to certain affirmative and negative covenants, which can be waived by the beneficial holders of at least 50% of the outstanding principal amount of the Notes (the “Required Holders”), including the following affirmative and negative covenants, respectively: (a) providing current information regarding CanArgo and rights of inspection; compliance with laws; maintenance of corporate existence, insurance and properties; payment of taxes; adding new material subsidiaries as additional guarantors under the Subordinated Subsidiary Guaranty; payment of professional fees for the Purchasers (not in excess of US$75,000), and (b) restrictions on: transactions with affiliates; mergers, consolidations and sales of all of CanArgo’s assets; liens (except for certain permitted liens); the issuance of additional senior indebtedness; changes in CanArgo’s line of business; certain types of payments; sale-and leasebacks; sales of assets other than in the ordinary course of business; future Indebtedness, as defined in the Note Purchase Agreement (other than certain permitted indebtedness); canceling, terminating, waiving or amending provisions of, or selling any interests in (other than under certain circumstances) any of the Basic Agreements (as defined in the Note Purchase Agreement); adopting any anti-take-over defenses except as permitted by the Note Purchase Agreement, and restricting distributions of Tethys cash flow to CanArgo except for certain reimbursements of payments made by CanArgo on Tethys’ behalf, or in respect of management fees and overhead not to exceed $100,000 per month. CanArgo is not subject to any financial covenants, such as the maintenance of minimum net worth or coverage ratios, other than the restriction on its ability to incur additional Indebtedness.
Events of Default. An “Event of Default” shall exist if one or more of the following occurs and is continuing: (i) failure to pay when due any principal and, after 5 business days, any interest, payable under the Note or any Loan Document; (ii) default in the performance of certain enumerated covenants; (iii) default in the performance or compliance with any other terms which remains unremedied for 30 days after the earlier of a Responsible Officer first obtaining actual and not constructive knowledge of the default or the receipt of notice; (iv) any representation or warranty made in writing on behalf of CanArgo or any other CanArgo Group Member proves to have been false or incorrect in any material respect; (v) customary events involving bankruptcy, insolvency or reorganization; (vi) the entry of a final judgment or judgments in excess of US$2,500,000 (uncovered by insurance), which is not discharged or settled; (vii) violations of ERISA or the Internal Revenue Code of 1986, as amended, under funding of accrued benefit liabilities and other matters relating to employee benefit plans subject to ERISA or Foreign Pension Plans; (viii) any Loan Document ceases to be in full force and effect (except in accordance with its terms) or its validity is challenged by CanArgo or any affiliate; (ix) CanArgo or any other CanArgo Group Member modifies its Charter Document which results in a Default or Event of Default or will adversely affect the rights of Note holders (other than for an increase in the number of authorized shares of the Company’s common stock from 300 million to 375 million shares); or (x) a change occurs in the consolidated financial condition of CanArgo or in the physical, operational or financial status of the Properties (as defined in the Note Purchase Agreement), which change has a Material Adverse Effect (as defined in the Note Purchase Agreement).
Other than for certain Events of Default that will result in an automatic acceleration without notice, such as bankruptcy, if an Event of Default occurs and is continuing, the Required Holders may at any time at its or their option, by notice to CanArgo, declare all outstanding Notes to be immediately due and payable and holders of the Note may proceed to enforce their rights under the Loan Documents at law or in equity. CanArgo is responsible for the payment of all costs of collection, including all reasonable legal fees actually incurred in connection therewith.
Warrants. The Warrants expire on March 3, 2008 or such sooner date at the election of the Company and upon at least 30 days prior written notice in the event that the Manavi M12 well indicates, by of an independent engineering report, sustainable production, if developed, in excess of 7,500 barrels of oil per day, and are exercisable at an exercise price of US$1.37 per share (“Exercise Price”), subject to adjustment in connection with any stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or any similar transaction, in which case the Exercise Price and number of Warrant Shares will be appropriately adjusted to reflect any such event, such that the holders of the Warrants will receive upon exercise the identical number of shares of common stock or other consideration or property to be received by the holders of the common stock as if the holders had exercised the Warrants immediately prior to any such event as such amount would then be adjusted by reason of such stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or other similar transaction. If CanArgo issues any equity securities (other than pursuant to the granting of employee stock options pursuant to shareholder approved employee stock option plans or existing outstanding options, warrants and convertible securities, including, without limitation, the conversion of the Senior Secured Notes) at a price per share of less than US$1.37 per share, as adjusted, determined net of all discounts, fees, costs and expenses incurred in connection with such issuance, the Exercise Price will be reset to such lower price; provided, however, in no event shall the number of Warrant Shares issuable upon exercise cause Warrant holders to collectively own in excess of 19.9% of the shares of CanArgo common stock outstanding as of March 3, 2006 absent shareholder approval in accordance with applicable stock exchange requirements. No fractional shares of common stock shall be issued upon any exercise; instead the Exercise Price shall be appropriately adjusted so that holders shall receive the nearest whole number of shares upon any conversion.
     Miscellaneous. The execution of the Note Purchase Agreement was conditional upon the consent, which was obtained, from 51% of the holders of the Senior Secured Notes pursuant to a Waiver, Consent and Amendment dated as of March 3, 2006 (“Waiver, Consent and Amendment Agreement”). Under the terms of the Waiver, Consent and Amendment Agreement, the holders of the Senior Secured Notes further consented to certain amendments to the Note Purchase Agreement dated July 25, 2005 among the Company and Ingalls & Snyder Value Partners, L.P together with the other purchasers listed therein to provide for the amendment or termination of the Company’s or any of the Subsidiaries’ interests in the Production Sharing Contract dated May 2001 among the State Agency of Georgia, Georgian Oil and National Petroleum Limited (the “Samgori PSC”), a Basic Document as defined in the Senior Note Purchase Agreement, including without limitation, a waiver of the negative covenants set forth in Section 11.10 of the Senior Note Purchase Agreement and an increase in the authorized capital stock of the Company to 380 million shares of which 375 million shares shall constitute common stock and 5 million shares shall constitute preferred stock. The Note Purchase Agreement, the Note, the Subordinated Subsidiary Guaranty and the Registration Rights Agreement are all governed by New York Law and the Warrants are governed by the laws of the State of Delaware; the CanArgo Group Members party thereto subject themselves to the jurisdiction of New York Courts and waive the right to jury trial.
     A Copy of the form of Note Purchase Agreement and the form of the Notes and Warrants is filed herewith as Exhibit 4.1. A copy of the form of Registration Rights Agreement is filed herewith as Exhibit 4.2, a copy of the form of Subordinated Subsidiary Guaranty is filed herewith as Exhibit 10.2 and a copy of the form of Waiver, Consent and Amendment Agreement is filed herewith as Exhibit 10.3.
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
     As disclosed in greater detail in Item 2.03 above, effective March 3, 2006, CanArgo issued the Notes and Warrants in a transaction intended to qualify for the exemption from registration afforded by Section 4(2) of The Securities Act of 1933, as amended (“Securities Act”), and Regulation D promulgated thereunder. The Notes and the Warrants are respectively convertible into and exercisable for shares of the common stock of CanArgo, par value US$0.10 per share upon the terms and conditions and at the CanArgo Conversion Price and the Exercise Price, respectively, as set forth in Item 2.03 above.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
A copy of CanArgo’s press release announcing that it has entered into the MOU is being furnished as Exhibit 99.1 and a copy of CanArgo’s press release announcing that it has entered into Note Purchase Agreement is being furnished as Exhibit 99.2.
The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description
4.1	Form of Note Purchase Agreement dated as of March 3, 2006 by and among CanArgo Energy Corporation and the Purchasers named therein, including the forms of the Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 and Warrants to purchase up to an aggregate of 13,000,000 shares of CanArgo common stock issuable thereunder.

4.2	Registration Rights Agreement dated as of March 3, 2006 among CanArgo Energy Corporation and the Purchasers named therein.

10.1	Memorandum of Understanding dated as of March 2, 2006 by and between the Ministry of Energy of Georgia and CanArgo Energy Corporation.

10.2	Subordinated Guaranty Agreement dated as of March 3, 2006 by and among Ninotsminda Oil Company Limited, a company incorporated and existing in the Republic of Cyprus, CanArgo (Nazvrevi) Limited, a company incorporated and existing in the Bailiwick of Guernsey, CanArgo Norio Limited, a company incorporated and existing in the Republic of Cyprus, CanArgo Limited, a company incorporated and existing in the Bailiwick of Guernsey, Tethys Petroleum Investments Limited, a company incorporated and existing in Bailiwick of Guernsey, CanArgo Ltd, a company incorporated and existing in Ontario, Canada and Tethys Kazakhstan Limited, a company incorporated and existing in the Bailiwick of Guernsey in favor of holders of CanArgo’s Senior Subordinated Convertible Guaranteed Notes due September 1, 2009.

10.3	Waiver, Consent and Amendment dated March 3, 2006 among the Company and Ingalls & Snyder Value Partners, L.P. together with the other purchasers listed therein.

99.1	Press Release dated March 3, 2006 issued by CanArgo Energy Corporation.

99.2	Press Release dated March 3, 2006 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: March 8, 2006	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary

EXHIBIT INDEX

FILED HEREWITH		EXHIBIT
X	4.1	Form of Note Purchase Agreement dated as of March 3, 2006 by and among CanArgo Energy Corporation and the Purchasers named therein, including the forms of the Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 and Warrants to purchase up to an aggregate of 13,000,000 shares of CanArgo common stock issuable thereunder.

X	4.2	Registration Rights Agreement dated as of March 3, 2006 among CanArgo Energy Corporation and the Purchasers named therein.

X	10.1	Memorandum of Understanding dated as of March 2, 2006 by and between the Ministry of Energy of Georgia and CanArgo Energy Corporation.

X	10.2	Subordinated Guaranty Agreement dated as of March 3, 2006 by and among Ninotsminda Oil Company Limited, a company incorporated and existing in the Republic of Cyprus, CanArgo (Nazvrevi) Limited, a company incorporated and existing in the Bailiwick of Guernsey, CanArgo Norio Limited, a company incorporated and existing in the Republic of Cyprus, CanArgo Limited, a company incorporated and existing in the Bailiwick of Guernsey, Tethys Petroleum Investments Limited, a company incorporated and existing in Bailiwick of Guernsey, CanArgo Ltd, a company incorporated and existing in Ontario, Canada and Tethys Kazakhstan Limited, a company incorporated and existing in the Bailiwick of Guernsey in favor of holders of CanArgo’s Senior Subordinated Convertible Guaranteed Notes due September 1, 2009.

X	10.3	Waiver, Consent and Amendment dated March 3, 2006 among the Company and Ingalls & Snyder Value Partners, L.P. together with the other purchasers listed therein.